EXHIBIT 99.1

BAKER HUGHES INCORPORATED

OFFER TO EXCHANGE

UP TO $750,000,000 REGISTERED 3.20% SENIOR NOTES DUE 2021

FOR

ANY AND ALL OUTSTANDING UNREGISTERED 3.20% SENIOR NOTES DUE 2021

To Our Clients:

Enclosed for your consideration is a prospectus, dated             , 2012 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) of Baker Hughes Incorporated (the “Issuer”) to exchange up to $750,000,000 in aggregate principal amount of its 3.20% Senior Notes due 2021 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for the same amount of its outstanding unregistered 3.20% Senior Notes due 2021 (the “Unregistered Notes”). The Unregistered Notes were issued in a private placement on August 17, 2011 pursuant to Rule 144A and Regulation S under the Securities Act. The Exchange Offer is being extended to all holders of the Unregistered Notes in order to satisfy certain obligations of the Issuer set forth in the Registration Rights Agreement, dated as of August 17, 2011, by and among the Issuer and the representatives of the initial purchasers of the Unregistered Notes. The Exchange Notes are substantially identical to the Unregistered Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Unregistered Notes will not apply to the Exchange Notes.

These materials are being forwarded to you as the beneficial owner of the Unregistered Notes held by us for your account but not registered in your name. A tender of such Unregistered Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Unregistered Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Unregistered Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on             , 2012, unless the Exchange Offer is extended by the Issuer. Any Unregistered Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Unregistered Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the section of the Prospectus entitled “Exchange Offer—Conditions to the Exchange Offer.”

3.	The Exchange Offer expires at 5:00 P.M., New York City time, on , 2012, unless the Exchange Offer is extended by the Issuer.

If you wish to have us tender your Unregistered Notes, please so instruct us by completing, executing and returning to us the instruction form accompanying this letter. The Letter of Transmittal is furnished to you for your information only and may not be used by you to tender your Unregistered Notes.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by the Issuer with respect to its Unregistered Notes.

This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Unregistered Notes held by you for the account of the undersigned.

The aggregate face amount of the Unregistered Notes held by you for the account of the undersigned is (fill in amount):

$                     of 3.20% Senior Notes due 2021

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	to tender the following Unregistered Notes, subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal, held by you for the account of the undersigned (insert principal amount of Unregistered Notes to be tendered) (if any): $

☐	not to tender any Unregistered Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Unregistered Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

•	any Exchange Notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the Securities Act) of the Unregistered Notes or the Exchange Notes;

•

you are not an “affiliate,” as defined in Rule 501(b) of Regulation D of the Securities Act, of the Issuer or, if you are an affiliate of the Issuer within the meaning of such Rule 501(b), you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the Exchange Notes; and

•	if you are a broker-dealer that will receive Exchange Notes for your own account in the Exchange Offer in exchange for Unregistered Notes, you acquired those

Unregistered Notes as a result of market-making activities or other trading activities, and you will deliver the Prospectus, as required by law, in connection with any resale of the Exchange Notes.

Signature:

Print Name here:

Print Address:

Area Code and Telephone Number:

Tax Identification or Social Security Number:

Dated:

None of the Unregistered Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature hereon shall constitute an instruction to us to tender all of the Unregistered Notes held by us for your account.